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                                                              EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



CoreComm Holdco, Inc.
New York, New York



We hereby consent to the use in this Registration Statement (Amendment No. 2 to Form S-1) of CoreComm Holdco, Inc. and related Prospectus of our report dated March 10, 2000, relating to the combined financial statements of ATX Telecommunications Service Group as of December 31, 1999 and for each of the two years in the period ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                         /s/ BDO Seidman, LLP



Philadelphia, Pennsylvania
May 16, 2002